Exhibit 99.1
Open Lending Reports Third Quarter 2024 Financial Results

AUSTIN, Texas, November 7, 2024 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its third quarter of 2024.
“I am pleased to report that in the third quarter of 2024, we were near or above the high end of our guidance for certified loans, revenue, and adjusted EBITDA, excluding the negative change in estimate associated with our profit share,” said Chuck Jehl, Chief Executive Officer and interim Chief Financial Officer of Open Lending. "We continue to be encouraged that market conditions are trending positive in the automotive industry, specifically improvement in inventory levels, retail sales volumes and ultimately affordability. Our team remains focused on taking prudent steps to maximize the opportunity ahead to ensure we are well positioned for when the market inevitably recovers."
Three Months Ended September 30, 2024 Highlights
•The Company facilitated 27,435 certified loans during the third quarter of 2024, compared to 29,959 certified loans in the third quarter of 2023.
•Total revenue was $23.5 million during the third quarter of 2024, compared to $26.0 million in the third quarter of 2023. The third quarter of 2024 was negatively impacted by a $7.0 million reduction in estimated future profit share revenues related to business in historic vintages as compared to a $8.1 million reduction in the third quarter of 2023.
•Gross profit was $17.3 million during the third quarter of 2024, compared to $20.6 million in the third quarter of 2023.
•Net income was $1.4 million during the third quarter of 2024, compared to $3.0 million in the third quarter of 2023.
•Adjusted EBITDA was $7.8 million during the third quarter of 2024, compared to $10.3 million in the third quarter of 2023.
Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
Fourth Quarter 2024 Outlook
Based on trends into the fourth quarter of 2024, the Company is issuing its fourth quarter 2024 guidance ranges as follows:

Total Certified Loans	20,000 - 24,000
Total Revenue	$22 - $26 million
Adjusted EBITDA	$7 - $10 million
The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.
Conference Call
Open Lending will host a conference call to discuss the third quarter 2024 financial results today at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (800) 343-5172, or for international callers (785) 424-1699; the conference ID is LENDING. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.

About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “Fourth Quarter 2024 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA and Adjusted EBITDA margin internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense of property and equipment, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.
Investor Relations Contact:
InvestorRelations@openlending.com

OPEN LENDING CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$250,233	$240,206
Restricted cash	10,714	6,463
Accounts receivable, net	4,566	4,616
Current contract assets, net	17,810	28,704
Income tax receivable	8,041	7,035
Other current assets	3,364	2,852
Total current assets	294,728	289,876
Fixed assets, net	5,534	3,913
Operating lease right-of-use asset, net	4,071	3,990
Contract assets	22,098	610
Deferred tax asset, net	65,614	70,113
Other assets	3,662	5,535
Total assets	$395,707	$374,037
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$282	$375
Accrued expenses	10,303	8,131
Current portion of debt	7,500	4,688
Third-party claims administration liability	10,750	6,464
Other current liabilities	2,445	932
Total current liabilities	31,280	20,590
Long-term debt, net of deferred financing costs	134,002	139,357
Operating lease liabilities	3,463	3,450
Other liabilities	6,499	5,060
Total liabilities	$175,244	$168,457
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	$—	$—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 119,255,709 shares outstanding as of September 30, 2024 and 128,198,185 shares issued and 118,819,795 shares outstanding as of December 31, 2023	1,282	1,282
Additional paid-in capital	501,918	502,032
Accumulated deficit	(184,323)	(193,749)
Treasury stock at cost, 8,942,476 shares at September 30, 2024 and 9,378,390 at December 31, 2023	(98,414)	(103,985)
Total stockholders’ equity	$220,463	$205,580
Total liabilities and stockholders’ equity	$395,707	$374,037

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Program fees	$14,161	$15,416	$43,306	$50,610
Profit share	6,822	8,022	30,037	44,433
Claims administration and other service fees	2,493	2,568	7,605	7,478
Total revenue	23,476	26,006	80,948	102,521
Cost of services	6,127	5,369	17,590	16,917
Gross profit	17,349	20,637	63,358	85,604
Operating expenses
General and administrative	9,594	9,875	33,318	31,041
Selling and marketing	4,897	4,509	13,260	13,136
Research and development	992	1,717	3,601	4,075
Total operating expenses	15,483	16,101	50,179	48,252
Operating income	1,866	4,536	13,179	37,352
Interest expense	(2,962)	(2,799)	(8,468)	(7,841)
Interest income	3,221	2,801	9,278	7,317
Other expense, net	—	(3)	—	(9)
Income before income taxes	2,125	4,535	13,989	36,819
Income tax expense	688	1,532	4,563	9,907
Net income	$1,437	$3,003	$9,426	$26,912
Net income per common share
Basic	$0.01	$0.02	$0.08	$0.22
Diluted	$0.01	$0.02	$0.08	$0.22
Weighted average common shares outstanding
Basic	119,252,503	120,217,857	119,128,801	121,318,872
Diluted	119,480,577	121,298,880	119,427,952	122,065,718

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$9,426	$26,912
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	6,408	6,826
Depreciation and amortization of fixed assets	1,281	824
Amortization of debt issuance costs	321	319
Non-cash operating lease cost	511	461
Deferred income taxes	4,499	386
Other	37	10
Changes in assets & liabilities:
Accounts receivable, net	50	455
Contract assets, net	(10,594)	26,199
Other current and non-current assets	(576)	(789)
Accounts payable	(92)	(67)
Accrued expenses	2,164	2,299
Income tax receivable, net	881	513
Operating lease liabilities	(464)	(412)
Third-party claims administration liability	4,286	1,749
Other current and non-current liabilities	2,838	218
Net cash provided by operating activities	20,976	65,903
Cash flows from investing activities
Purchase of property and equipment	(161)	(103)
Capitalized software development costs	(2,577)	(1,485)
Net cash used in investing activities	(2,738)	(1,588)
Cash flows from financing activities
Payments on term loans	(2,813)	(2,813)
Shares repurchased	—	(31,322)
Shares withheld for taxes related to restricted stock units	(1,147)	(288)
Net cash used in financing activities	(3,960)	(34,423)
Net change in cash and cash equivalents and restricted cash	14,278	29,892
Cash and cash equivalents and restricted cash at the beginning of the period	246,669	208,519
Cash and cash equivalents and restricted cash at the end of the period	$260,947	$238,411
Supplemental disclosure of cash flow information:
Interest paid	$7,981	$7,593
Income tax paid (refunded), net	$(817)	$9,008
Right-of-use assets obtained in exchange for lease obligations	$592	$—
Non-cash investing and financing:
Fixed assets accrued but not paid	$—	$2
Share-based compensation for capitalized software development	$196	$63
Capitalized software development costs accrued but not paid	$244	$230
Accrued excise tax associated with share repurchases	$—	$290

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$1,437	$3,003	$9,426	$26,912
Non-GAAP adjustments:
Interest expense	2,962	2,799	8,468	7,841
Income tax expense	688	1,532	4,563	9,907
Depreciation and amortization of fixed assets	494	328	1,281	824
Share-based compensation	2,186	2,663	6,408	6,826
Total adjustments	6,330	7,322	20,720	25,398
Adjusted EBITDA	$7,767	$10,325	$30,146	$52,310
Total revenue	$23,476	$26,006	$80,948	$102,521
Adjusted EBITDA margin	33%	40%	37%	51%